UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2008

The Wilber Corporation
(Exact name of registrant as specified in its charter)

New York	001-31896	15-6018501
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

245 Main Street, Oneonta, New York 13820
(Address of principal executive offices)

Registrant’s telephone number, including area code: (607) 432-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.     Corporate Governance and Management

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to By-Laws.

On January 25, 2008, the Board of Directors of the Company ratified and approved two amendments to the Company’s Bylaws.  Shareholder approval is not required by any applicable law.
Article 13 (Section 13.2) of the Company’s Bylaws permits Directors to attend up to 25% of the Company’s regularly scheduled Board and Committee meetings via teleconference.  The Bylaws were amended to except Executive Committee meeting attendance from this requirement, since Directors are commonly provided very short notice for these meetings.
Article 29 (Section 29.2) of the Company’s Bylaws addresses the appointment of the Company’s independent public or certified public accountant.  The amended Bylaws remove the requirement for the Board of Directors to seek ratification by shareholders at the Company’s annual meeting of shareholders of its selection of the independent public accountant.

Section 9.     Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

3.2	Bylaws of The Wilber Corporation, as amended and restated, as of January 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILBER CORPORATION
(Registrant)

/s/ Joseph E. Sutaris
Joseph E. Sutaris
Executive Vice President & Chief Financial Officer

Dated: January 28, 2008

EXHIBIT INDEX

Exhibit
No.	Description

3.2	Bylaws of The Wilber Corporation, as amended and restated, as of January 25, 2008.

3